Exhibit 99.1

Kelly Reports Second-Quarter 2023 Earnings,
Substantial Progress on Business Transformation

•Q2 revenue down 3.9%; down 4.5% in constant currency; organic revenue down 2.2% in constant currency
•Q2 gross profit down 8.3%; GP rate, 19.8%, down 90 bps year-over-year due primarily to lower permanent placement fees as customer full-time hiring decelerates
•Q2 operating earnings of $6.2 million, including $8.0 million of transformation-related restructuring and impairment charges, or $14.2 million on an adjusted basis
•Comprehensive business transformation program expected to drive meaningful improvement in EBITDA margin beginning in the second half of 2023

TROY, Mich., (August 10, 2023) – Kelly (Nasdaq: KELYA, KELYB), a leading global specialty talent solutions provider, today announced results for the second quarter of 2023.

Peter Quigley, president and chief executive officer, announced revenue for the second quarter of 2023 totaled $1.2 billion, a 3.9% decrease, or 4.5% decrease in constant currency, compared to the corresponding quarter of 2022, with organic, constant currency revenue down 2.2%. Year-over-year revenue trends were impacted by the sale of Russian operations in July 2022 and customers’ more guarded approach to hiring, partially offset by favorable currency impacts.

“In the second quarter, we remained focused on seeking out pockets of demand in more resilient markets, while the effects of ongoing macroeconomic uncertainty became more noticeable in certain parts of our portfolio,” said Quigley. “Our Education segment and higher-margin outcome-based solutions in P&I continued to deliver year-over-year growth, while lower demand for temporary and permanent placement services impacted results in our P&I and SET segments.”

Kelly reported operating earnings in the second quarter of 2023 of $6.2 million, compared to earnings of $8.2 million reported in the second quarter of 2022. Earnings in the second quarter of 2023 include $8.0 million of transformation-related restructuring and impairment charges. Excluding the transformation-related charges, adjusted earnings from operations were $14.2 million. Earnings in the second quarter of 2022 included an $18.5 million asset impairment charge related to our Russian operations and a $4.4 million gain on sale of assets related to underutilized real property and adjusted earnings were $22.3 million. Adjusted earnings declined year-over-year primarily as a result of lower revenues.

Earnings per share in the second quarter of 2023 were $0.20 compared to earnings per share of $0.06 in the second quarter of 2022. Included in the earnings per share in the second quarter of 2023 is an $0.11 loss per share related to transformation-related restructuring charges, net of tax, and a $0.05 loss per share, net of tax, related to an asset impairment charge. Included in the second quarter of 2022 is a $0.48 loss per share, net of tax, asset impairment charge, partially offset by a $0.08 per share gain on sale of real property, net of tax. On an adjusted basis, earnings per share were $0.36 in the second quarter of 2023, a decline of 20% from $0.45 per share in the corresponding quarter of 2022.

Quigley went on to provide an update on the company's business transformation following the strategic restructuring actions it announced in July. “The change we set out to create through this transformation is no longer hypothetical. The efficiency actions we have implemented to date will deliver an immediate, meaningful improvement to the company's EBITDA margin, creating a strong foundation for further EBITDA margin expansion going forward. With these actions unlocking additional resources to invest in our future, we are quickly shifting our focus to the growth phase of our transformation to realize the full potential of our specialty strategy.”

As a result of the strategic restructuring and additional cost optimization actions that Kelly will complete in 2023, the Company expects an adjusted EBITDA margin of approximately 3% exiting 2023. Assuming the benefit of a full year of its transformation-related savings and no change in current top-line expectations, the Company would expect to achieve a normalized, adjusted EBITDA margin in the range of 3.3% to 3.5%.

Kelly also reported that on August 9, its board of directors declared a dividend of $0.075 per share. The dividend is payable on September 6, 2023, to shareholders of record as of the close of business on August 23, 2023.

In conjunction with its second-quarter earnings release, Kelly has published a financial presentation on the Investor Relations page of its public website and will host a conference call at 9 a.m. ET on August 10 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Internet:
Kellyservices.com

Via the Telephone
(877) 692-8955 (toll free) or (234) 720-6979 (caller paid)
Enter access code 5728672
After the prompt, please enter “#”

A recording of the conference call will be available after 2:30 p.m. ET on August 10, 2023, at (866) 207-1041 (toll-free) and (402) 970-0847 (caller-paid). The access code is 7516480#. The recording will also be available at kellyservices.com during this period.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 450,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2022 was $5.0 billion. Learn more at kellyservices.com.

KLYA-FIN

# # #

MEDIA CONTACT:	ANALYST CONTACT:
Jane Stehney	Scott Thomas
(248) 765-6864	(248) 251-7264
stehnja@kellyservices.com	scott.thomas@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED JULY 2, 2023 AND JULY 3, 2022
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2023	2022	Change		Change	Change

Revenue from services	$1,217.2	$1,267.3	$(50.1)		(3.9)%	(4.5)%

Cost of services	976.6	1,004.9	(28.3)		(2.8)

Gross profit	240.6	262.4	(21.8)		(8.3)	(8.5)

Selling, general and administrative expenses	232.0	240.1	(8.1)		(3.4)	(3.9)

Asset impairment charge	2.4	18.5	(16.1)		(86.8)

Gain on sale of assets	—	(4.4)	4.4		NM

Earnings from operations	6.2	8.2	(2.0)		(23.1)

Other income (expense), net	(0.6)	(1.1)	0.5		40.2

Earnings before taxes	5.6	7.1	(1.5)		(20.6)

Income tax expense (benefit)	(1.9)	4.9	(6.8)		(137.4)

Net earnings	$7.5	$2.2	$5.3		237.2

Basic earnings per share	$0.20	$0.06	$0.14		233.3
Diluted earnings per share	$0.20	$0.06	$0.14		233.3

STATISTICS:

Permanent placement revenue (included in revenue from services)	$15.7	$24.8	$(9.1)		(36.8)%	(37.3)%

Gross profit rate	19.8%	20.7%	(0.9)	pts.

Conversion rate	2.6%	3.1%	(0.5)	pts.

Adjusted EBITDA	$24.6	$31.7	$(7.1)
Adjusted EBITDA margin	2.0%	2.5%	(0.5)	pts.

Effective income tax rate	(32.4)%	68.8%	(101.2)	pts.

Average number of shares outstanding (millions):
Basic	36.0	37.9
Diluted	36.4	38.2

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 26 WEEKS ENDED JULY 2, 2023 AND JULY 3, 2022
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2023	2022	Change		Change	Change

Revenue from services	$2,485.5	$2,563.7	$(78.2)		(3.0)%	(2.9)%

Cost of services	1,990.8	2,042.7	(51.9)		(2.5)

Gross profit	494.7	521.0	(26.3)		(5.0)	(4.7)

Selling, general and administrative expenses	475.4	476.2	(0.8)		(0.2)	(0.1)

Asset impairment charge	2.4	18.5	(16.1)		(86.8)

Gain on sale of assets	—	(5.3)	5.3		NM

Earnings from operations	16.9	31.6	(14.7)		(46.4)

Loss on investment in Persol Holdings	—	(67.2)	67.2		NM

Loss on currency translation from liquidation of subsidiary(1)	—	(20.4)	20.4		NM

Other income (expense), net	1.4	1.7	(0.3)		(19.7)

Earnings (loss) before taxes and equity in net earnings of affiliate	18.3	(54.3)	72.6		NM

Income tax expense (benefit)	(0.1)	(8.1)	8.0		99.3

Net earnings (loss) before equity in net earnings of affiliate	18.4	(46.2)	64.6		NM

Equity in net earnings of affiliate	—	0.8	(0.8)		NM

Net earnings (loss)	$18.4	$(45.4)	$63.8		NM

Basic earnings (loss) per share	$0.49	$(1.19)	$1.68		NM
Diluted earnings (loss) per share	$0.49	$(1.19)	$1.68		NM

STATISTICS:

Permanent placement revenue (included in revenue from services)	$33.2	$51.4	$(18.2)		(35.5)%	(35.2)%

Gross profit rate	19.9%	20.3%	(0.4)	pts.

Conversion rate	3.4%	6.1%	(2.7)	pts.

Adjusted EBITDA	$51.4	$62.4	$(11.0)
Adjusted EBITDA margin	2.1%	2.4%	(0.3)	pts.

Effective income tax rate	(0.3)%	15.0%	(15.3)	pts.

Average number of shares outstanding (millions):
Basic	36.5	38.3
Diluted	36.9	38.3
(1) Subsequent to the sale of the Persol Holdings investment, the Company commenced the dissolution process of the Kelly Services Japan subsidiary, which was considered substantially liquidated as of the first quarter-end 2022, resulting in the recognition of the $20.4 million loss on currency translation from liquidation of this subsidiary in the first quarter of 2022.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	Second Quarter

			%		CC %
	2023	2022	Change		Change
Professional & Industrial
Revenue from services	$377.0	$415.8	(9.3)%		(8.9)%
Gross profit	65.1	77.8	(16.4)		(15.9)
Total SG&A expenses	58.6	67.4	(13.1)		(12.8)
Asset impairment charge	0.3	—	NM
Earnings from operations	6.2	10.4	(41.5)

Gross profit rate	17.3%	18.7%	(1.4)	pts.

Science, Engineering & Technology
Revenue from services	$301.4	$324.3	(7.0)%		(7.0)%
Gross profit	68.1	75.2	(9.3)		(9.3)
Total SG&A expenses	50.0	54.8	(8.6)		(8.6)
Asset impairment charge	0.1	—	NM
Earnings from operations	18.0	20.4	(11.5)

Gross profit rate	22.6%	23.2%	(0.6)	pts.

Education
Revenue from services	$206.4	$155.5	32.6%		32.6%
Gross profit	32.5	26.0	25.0		25.0
Total SG&A expenses	23.1	20.4	12.9		12.9
Earnings from operations	9.4	5.6	69.5

Gross profit rate	15.8%	16.7%	(0.9)	pts.

Outsourcing & Consulting
Revenue from services	$113.7	$124.4	(8.6)%		(8.2)%
Gross profit	41.3	46.2	(10.5)		(10.0)
Total SG&A expenses	37.7	39.8	(5.4)		(5.6)
Asset impairment charge	2.0	—	NM
Earnings from operations	1.6	6.4	(73.9)

Gross profit rate	36.4%	37.2%	(0.8)	pts.

International
Revenue from services	$225.1	$247.6	(9.1)%		(12.8)%
Gross profit	33.6	37.2	(9.5)		(13.1)
Total SG&A expenses	32.6	34.6	(5.7)		(9.3)
Earnings from operations	1.0	2.6	(60.5)

Gross profit rate	14.9%	15.0%	(0.1)	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	June Year to Date

			%		CC %
	2023	2022	Change		Change
Professional & Industrial
Revenue from services	$766.8	$860.1	(10.9)%		(10.3)%
Gross profit	134.9	160.9	(16.2)		(15.6)
SG&A expenses excluding restructuring charges	122.8	138.8	(11.3)		(11.0)
Restructuring charges	3.3	—	NM		NM
Total SG&A expenses	126.1	138.8	(9.2)		(8.8)
Asset impairment charge	0.3	—	NM
Earnings from operations	8.5	22.1	(61.9)
Earnings from operations excluding restructuring charges	11.8	22.1	(47.6)

Gross profit rate	17.6%	18.7%	(1.1)	pts.

Science, Engineering & Technology
Revenue from services	$607.8	$641.4	(5.2)%		(5.1)%
Gross profit	139.4	149.0	(6.5)		(6.4)
Total SG&A expenses	102.8	108.0	(4.8)		(4.8)
Asset impairment charge	0.1	—	NM
Earnings from operations	36.5	41.0	(10.9)

Gross profit rate	22.9%	23.2%	(0.3)	pts.

Education
Revenue from services	$455.8	$328.9	38.6%		38.6%
Gross profit	71.8	52.6	36.6		36.6
Total SG&A expenses	46.9	39.0	20.2		20.2
Earnings from operations	24.9	13.6	83.7

Gross profit rate	15.8%	16.0%	(0.2)	pts.

Outsourcing & Consulting
Revenue from services	$228.3	$233.5	(2.2)%		(1.4)%
Gross profit	82.9	83.5	(0.7)		0.5
Total SG&A expenses	78.2	74.1	5.4		5.8
Asset impairment charge	2.0	—	NM
Earnings from operations	2.7	9.4	(70.7)

Gross profit rate	36.3%	35.8%	0.5	pts.

International
Revenue from services	$436.9	$500.4	(12.7)%		(13.3)%
Gross profit	65.7	75.0	(12.2)		(12.6)
Total SG&A expenses	65.0	67.8	(4.0)		(4.5)
Earnings from operations	0.7	7.2	(89.7)

Gross profit rate	15.1%	15.0%	0.1	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	July 2, 2023	January 1, 2023	July 3, 2022
Current Assets
Cash and equivalents	$124.8	$153.7	$133.9
Trade accounts receivable, less allowances of
$10.7, $11.2, and $12.0, respectively	1,423.6	1,491.6	1,497.9
Prepaid expenses and other current assets	79.8	69.9	80.6
Assets held for sale	—	—	24.6
Total current assets	1,628.2	1,715.2	1,737.0

Noncurrent Assets
Property and equipment, net	28.8	27.8	25.4
Operating lease right-of-use assets	61.6	66.8	70.1
Deferred taxes	308.4	299.7	298.3
Goodwill, net	151.1	151.1	192.1
Other assets	416.9	403.2	412.3
Total noncurrent assets	966.8	948.6	998.2

Total Assets	$2,595.0	$2,663.8	$2,735.2

Current Liabilities
Short-term borrowings	$—	$0.7	$—
Accounts payable and accrued liabilities	692.7	723.3	734.7
Operating lease liabilities	13.9	14.7	15.3
Accrued payroll and related taxes	270.6	315.8	322.4
Accrued workers' compensation and other claims	23.3	22.9	24.4
Income and other taxes	54.4	51.4	50.5
Liabilities held for sale	—	—	13.7
Total current liabilities	1,054.9	1,128.8	1,161.0

Noncurrent Liabilities
Operating lease liabilities	52.6	55.0	57.7
Accrued workers' compensation and other claims	41.4	40.7	43.4
Accrued retirement benefits	193.0	174.1	180.2
Other long-term liabilities	11.2	11.0	16.0
Total noncurrent liabilities	298.2	280.8	297.3

Stockholders' Equity
Common stock	38.5	38.5	38.5
Treasury stock	(51.3)	(20.1)	(12.5)
Paid-in capital	29.0	28.0	24.9
Earnings invested in the business	1,229.1	1,216.3	1,239.2
Accumulated other comprehensive income (loss)	(3.4)	(8.5)	(13.2)
Total stockholders' equity	1,241.9	1,254.2	1,276.9

Total Liabilities and Stockholders' Equity	$2,595.0	$2,663.8	$2,735.2

STATISTICS:
Working Capital	$573.3	$586.4	$576.0
Current Ratio	1.5	1.5	1.5
Debt-to-capital %	0.0%	0.1%	0.0%
Global Days Sales Outstanding	61	61	63
Year-to-Date Free Cash Flow	$14.1	$(88.3)	$(110.8)

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 26 WEEKS ENDED JULY 2, 2023 AND JULY 3, 2022
(UNAUDITED)
(In millions of dollars)
	2023	2022
Cash flows from operating activities:
Net earnings (loss)	$18.4	$(45.4)
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Asset impairment charge	2.4	18.5
Depreciation and amortization	17.2	16.1
Operating lease asset amortization	8.4	9.8
Provision for credit losses and sales allowances	0.4	1.3
Stock-based compensation	5.6	3.8
Gain on sale of equity securities	(2.0)	—
Loss on investment in Persol Holdings	—	67.2
Loss on currency translation from liquidation of subsidiary	—	20.4
Gain on foreign currency remeasurement	—	(5.5)
Gain on sale of assets	—	(5.3)
Equity in net earnings of PersolKelly Asia Pacific	—	(0.8)
Other, net	0.5	2.9
Changes in operating assets and liabilities, net of acquisition	(27.5)	(190.3)
Net cash from (used in) operating activities	23.4	(107.3)

Cash flows from investing activities:
Capital expenditures	(9.3)	(3.5)
Proceeds from sale of assets	—	4.5
Acquisition of company, net of cash received	—	(143.1)
Proceeds from company-owned life insurance	—	1.5
Proceeds from sale of Persol Holdings investment	—	196.9
Proceeds from sale of equity method investment	—	119.5
Proceeds from equity securities	2.0	—
Other investing activities	(0.4)	(0.2)
Net cash (used in) from investing activities	(7.7)	175.6

Cash flows from financing activities:
Net change in short-term borrowings	(0.7)	—
Financing lease payments	(0.5)	(0.4)
Dividend payments	(5.6)	(4.8)
Payments of tax withholding for stock awards	(1.3)	(0.8)
Buyback of common shares	(34.8)	(27.2)
Contingent consideration payments	(2.5)	(0.7)
Net cash used in financing activities	(45.4)	(33.9)

Effect of exchange rates on cash, cash equivalents and restricted cash	1.8	0.1

Net change in cash, cash equivalents and restricted cash	(27.9)	34.5
Cash, cash equivalents and restricted cash at beginning of period	162.4	119.5

Cash, cash equivalents and restricted cash at end of period	$134.5	$154.0

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY GEOGRAPHY
(UNAUDITED)
(In millions of dollars)

	Second Quarter

			%	CC %
	2023	2022	Change	Change

Americas
United States	$892.4	$928.9	(3.9)%	(3.9)%
Canada	46.4	40.3	15.3	21.2
Puerto Rico	27.7	28.9	(4.4)	(4.4)
Mexico	20.0	11.2	79.5	58.1
Total Americas Region	986.5	1,009.3	(2.3)	(2.3)

Europe
Switzerland	56.0	55.3	1.2	(5.8)
France	50.2	50.4	(0.4)	(2.7)
Portugal	49.3	42.0	17.5	14.8
Italy	16.5	18.4	(9.9)	(12.0)
Russia	—	28.7	(100.0)	(100.0)
Other	47.6	51.7	(8.1)	(9.1)
Total Europe Region	219.6	246.5	(10.9)	(13.8)

Total Asia-Pacific Region	11.1	11.5	(3.2)	1.6

Total Kelly Services, Inc.	$1,217.2	$1,267.3	(3.9)%	(4.5)%

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY GEOGRAPHY
(UNAUDITED)
(In millions of dollars)

	June Year to Date

			%	CC %
	2023	2022	Change	Change

Americas
United States	$1,851.6	$1,885.5	(1.8)%	(1.8)%
Canada	91.3	79.4	15.0	21.8
Puerto Rico	54.6	56.5	(3.4)	(3.4)
Mexico	36.7	21.5	70.9	52.8
Total Americas Region	2,034.2	2,042.9	(0.4)	(0.4)

Europe
Switzerland	108.9	110.3	(1.3)	(4.7)
France	98.0	105.0	(6.7)	(5.8)
Portugal	93.7	83.9	11.8	12.8
Italy	33.4	37.9	(11.7)	(10.8)
Russia	—	58.4	(100.0)	(100.0)
Other	95.3	103.0	(7.5)	(4.7)
Total Europe Region	429.3	498.5	(13.9)	(13.6)

Total Asia-Pacific Region	22.0	22.3	(1.3)	4.0

Total Kelly Services, Inc.	$2,485.5	$2,563.7	(3.0)%	(2.9)%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
SECOND QUARTER
(UNAUDITED)
(In millions of dollars)

	2023			2022
SG&A Expenses:	As Reported	Restructuring(5)	Adjusted	As Reported
Professional & Industrial	$58.6	$(0.3)	$58.3	$67.4
Science, Engineering & Technology	50.0	—	50.0	54.8
Education	23.1	(0.3)	22.8	20.4
Outsourcing & Consulting	37.7	0.1	37.8	39.8
International	32.6	—	32.6	34.6
Corporate	30.0	(5.1)	24.9	23.1
Total Company	$232.0	$(5.6)	$226.4	$240.1

	2023				2022
Earnings from Operations:	As Reported	Asset impairment(4)	Restructuring(5)	Adjusted	Adjusted
Professional & Industrial	$6.2	$0.3	$0.3	$6.8	$10.4
Science, Engineering & Technology	18.0	0.1	—	18.1	20.4
Education	9.4	—	0.3	9.7	5.6
Outsourcing & Consulting	1.6	2.0	(0.1)	3.5	6.4
International	1.0	—	—	1.0	2.6
Corporate	(30.0)	—	5.1	(24.9)	(23.1)
Total Company	$6.2	$2.4	$5.6	$14.2	$22.3

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
SECOND QUARTER
(UNAUDITED)
(In millions of dollars)

	2022
Earnings from Operations:	As Reported	Gain on sale of assets(3)	Asset impairment(4)	Adjusted
Professional & Industrial	$10.4	$—	$—	$10.4
Science, Engineering & Technology	20.4	—	—	20.4
Education	5.6	—	—	5.6
Outsourcing & Consulting	6.4	—	—	6.4
International	2.6	—	—	2.6
Corporate	(23.1)	—	—	(23.1)
Impairment on assets held for sale	(18.5)	—	18.5	—
Gain on sale of assets	4.4	(4.4)	—	—
Total Company	$8.2	$(4.4)	$18.5	$22.3

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
JUNE YEAR TO DATE
(UNAUDITED)
(In millions of dollars)

	2023			2022
SG&A Expenses:	As Reported	Restructuring(5)	Adjusted	As Reported
Professional & Industrial	$126.1	$(3.3)	$122.8	$138.8
Science, Engineering & Technology	102.8	(0.5)	102.3	108.0
Education	46.9	(0.4)	46.5	39.0
Outsourcing & Consulting	78.2	(0.5)	77.7	74.1
International	65.0	(0.6)	64.4	67.8
Corporate	56.4	(6.9)	49.5	48.5
Intersegment	—	—	—
Total Company	$475.4	$(12.2)	$463.2	$476.2

	2023				2022
Earnings from Operations:	As Reported	Asset impairment(4)	Restructuring(5)	Adjusted	Adjusted
Professional & Industrial	$8.5	$0.3	$3.3	$12.1	$22.1
Science, Engineering & Technology	36.5	0.1	0.5	37.1	41.0
Education	24.9	—	0.4	25.3	13.6
Outsourcing & Consulting	2.7	2.0	0.5	5.2	9.4
International	0.7	—	0.6	1.3	7.2
Corporate	(56.4)	—	6.9	(49.5)	(48.5)
Total Company	$16.9	$2.4	$12.2	$31.5	$44.8

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
JUNE YEAR TO DATE
(UNAUDITED)
(In millions of dollars)

	2022
Earnings from Operations:	As Reported	Gain on sale of assets(3)	Asset impairment(4)	Adjusted
Professional & Industrial	$22.1	$—	$—	$22.1
Science, Engineering & Technology	41.0	—	—	41.0
Education	13.6	—	—	13.6
Outsourcing & Consulting	9.4	—	—	9.4
International	7.2	—	—	7.2
Corporate	(48.5)	—	—	(48.5)
Impairment on assets held for sale	(18.5)	—	18.5	—
Gain on sale of assets	5.3	(5.3)	—	—
Total Company	$31.6	$(5.3)	$18.5	$44.8

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	Second Quarter		June Year to Date
	2023	2022	2023	2022
Income tax expense (benefit)	$(1.9)	$4.9	$(0.1)	$(8.1)
Taxes on investment in Persol Holdings(1)	—	—	—	18.4
Taxes on foreign currency matters(2)	—	—	—	(1.5)
Taxes on gain on sale of assets(3)	—	(1.1)	—	(1.3)
Taxes on asset impairment charge(4)	0.6	—	0.6	—
Taxes on restructuring charges(5)	1.4	—	3.0	—
Adjusted income tax expense	$0.1	$3.8	$3.5	$7.5

	Second Quarter		June Year to Date
	2023	2022	2023	2022
Net earnings (loss)	$7.5	$2.2	$18.4	$(45.4)
Loss on investment in Persol Holdings, net of taxes(1)	—	—	—	48.8
Loss on foreign currency matters, net of taxes(2)	—	—	—	16.4
Gain on sale of assets, net of taxes(3)	—	(3.3)	—	(4.0)
Asset impairment charge, net of taxes(4)	1.8	18.5	1.8	18.5
Restructuring charges, net of taxes(5)	4.2	—	9.2	—
Adjusted net earnings	$13.5	$17.4	$29.4	$34.3

	Second Quarter		June Year to Date
	2023	2022	2023	2022
	Per Share		Per Share
Net earnings (loss)	$0.20	$0.06	$0.49	$(1.19)
Loss on investment in Persol Holdings, net of taxes(1)	—	—	—	1.27
Loss on foreign currency matters, net of taxes(2)	—	—	—	0.43
Gain on sale of assets, net of taxes(3)	—	(0.08)	—	(0.10)
Asset impairment charge, net of taxes(4)	0.05	0.48	0.05	0.48
Restructuring charges, net of taxes(5)	0.11	—	0.24	—
Adjusted net earnings	$0.36	$0.45	$0.78	$0.90

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

	Second Quarter		June Year to Date
	2023	2022	2023	2022
Net earnings (loss)	$7.5	$2.2	$18.4	$(45.4)
Other (income) expense, net(2)	0.6	1.1	(1.4)	(1.7)
Income tax expense (benefit)	(1.9)	4.9	(0.1)	(8.1)
Depreciation and amortization	8.8	8.6	17.2	16.1
EBITDA	15.0	16.8	34.1	(39.1)
Equity in net earnings of affiliate	—	—	—	(0.8)
Loss on investment in Persol Holdings(1)	—	—	—	67.2
Loss on foreign currency matters(2)	—	—	—	20.4
Gain on sale of assets(3)	—	(4.4)	—	(5.3)
Asset impairment charge(4)	2.4	18.5	2.4	18.5
Restructuring(5)	5.6	—	12.2	—
Other, net(6)	1.6	0.8	2.7	1.5
Adjusted EBITDA	$24.6	$31.7	$51.4	$62.4
Adjusted EBITDA margin	2.0%	2.5%	2.1%	2.4%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2023 restructuring charges, the 2023 impairment charge, the 2022 sale of the Persol Holdings investment, the 2022 losses on the fair value changes of the investment in Persol Holdings, the 2022 losses on foreign currency matters, the 2022 impairment on assets held for sale, and the 2022 gain on sale of assets are useful to understand the Company's fiscal 2023 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) In 2022, the loss on the investment in Persol Holdings represents the change in fair value up until the date of the sale of the investment on February 15, 2022 as well as the loss on the sale of the investment during the period presented and the related tax benefit.

(2) In 2022, the loss on foreign currency matters includes a $20.4 million loss on currency translation resulting from the substantially complete liquidation of the Company's Japan entity, partially offset by a $5.5 million foreign exchange gain on the Japan entity's USD-denominated cash balance. The foreign exchange gain is included in other (income) expense, net in the EBITDA calculation.

(3) Gain on sale of assets in 2022 is related to the sale of under-utilized real property in the second quarter of 2022 and other real property sold in the first quarter of 2022.

(4) Asset impairment charge in the second quarter of 2023 represents the impairment of right-of-use assets related to an unoccupied existing office space lease. In 2022, the asset impairment charge is the impairment of assets held for sale representing the write-down of the net assets of the Russian operations that were classified as held for sale as of the second quarter of 2022.

(5) Restructuring charges in the second quarter of 2023 relate to a comprehensive transformation initiative that includes actions that will further streamline the Company's operating model to enhance organizational efficiency and effectiveness. These restructuring charges include $4.5 million of costs to execute the transformation through the use of an external consultant and $1.1 million of severance. Restructuring charges in the first quarter of 2023 represent severance costs and lease and other terminations as a result of management undertaking actions to further our cost management efforts in response to the current demand levels and reflects a repositioning of our P&I staffing business to better capitalize on opportunities in local markets.

(6) Other, net primarily represents amortization of capitalized hosted software implementation costs.